EXHIBIT 5.1

July 11, 2017
Western Gas Partners, LP
1201 Lake Robbins Drive
The Woodlands, Texas 77380
Ladies and Gentlemen:
We have acted as counsel to Western Gas Partners, LP, a Delaware limited partnership (the “Partnership”), with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the United States Securities and Exchange Commission (the “Commission”) in connection with the registration by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of common units representing limited partner interests in the Partnership (the “Common Units”). We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit.
In connection with the rendering of the opinions hereinafter set forth, we have examined (i) the Registration Statement, including the Prospectus; (ii)  executed copies of the organizational documents of the Partnership and Western Gas Holdings, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”); (iii) resolutions of the Board of Directors of the General Partner; and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.
In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents, (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will be effective and comply with all applicable laws, (v) all Common Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and any applicable prospectus supplement (“Prospectus Supplement”), (vi) one or more Prospectus Supplements will have been prepared and filed with the Commission describing the Common Units offered thereby and will comply with all applicable laws, (vii) a definitive purchase, equity distribution agreement, underwriting or similar agreement with respect to any Common Units offered will have been duly authorized and validly executed

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and delivered by the Partnership and the other parties thereto, (viii) the form and terms of the issuance, sale and delivery of any Common Units by the Partnership and performance of the obligations thereunder or in respect thereof in accordance with the terms thereof, will be in full compliance with, and will not violate, the formation documents and agreements of the Partnership or General Partner, or an applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon any of them, or to which the issuance, sale and delivery of such Common Units, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (ix) the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned or recorded in book-entry format by a transfer agent and duly registered by a registrar of the Common Units.
Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Common Units, when issued, will be validly issued, fully paid (to the extent required under the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended), and non-assessable (except as such non-assessability may be affected by Section 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) and as described in the Prospectus and any applicable Prospectus Supplement).
The foregoing opinion is limited to the DRULPA (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America. We are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.
We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.